UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2024

Squarespace, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40393 (Commission File Number)	20-0375811 (IRS Employer Identification No.)

225 Varick Street,12th Floor New York,New York (Address of Principal Executive Offices)	10014 (Zip Code)
(646) 580-3456
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SQSP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (P30.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01    Regulation FD Disclosure.
On June 21, 2024, Squarespace, Inc., a Delaware corporation (the “Company”), and American Express Travel Related Services Company, Inc., a New York Corporation, (“Acquirer”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, Acquirer has agreed to acquire from the Company all of the issued and outstanding limited liability company interests of Tock LLC, a wholly-owned subsidiary of the Company (the “Transaction”). The purchase price to be paid by Acquirer to the Company in connection with the Transaction is $400,000,000 in cash, subject to certain customary adjustments as set forth in the Purchase Agreement.
The information in Item 7.01 of this Current Report on Form 8-K is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARESPACE, INC.

Dated: June 21, 2024	By:	/s/ Courtenay O’Connor
Courtenay O’Connor
General Counsel and Secretary
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